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                         WORLDGATE COMMUNICATIONS, INC.,
               FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


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               FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                  THIS FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of the 2nd day of September, 1998, by and among WorldGate Communications, Inc., a Delaware corporation (the "COMPANY"), Hal Krisbergh ("KRISBERGH") and David Wachob ("WACHOB" and, collectively with Krisbergh, the "FOUNDING STOCKHOLDERS"), AMP Incorporated, Motorola, Inc. ("MOTOROLA"), Alan Gerry, Citicorp ("CITICORP"), Adtec Limited Partnership, Advent Crown Fund, C.V., Digital Media & Communications, L.P. and Advent Partners Limited Partnership, Needham Capital SBIC, L.P., Needham Group Investors I, L.L.C., Paul Kagan, Scientific-Atlanta, Inc., and General Instrument Corporation (formerly NextLevel Systems, Inc.) (collectively, the "SERIES A STOCKHOLDERS", and together with the Founding Stockholders, the "INITIAL STOCKHOLDERS"), the holders of Series B Preferred Stock (as hereinafter defined) set forth on Schedule I hereto (the "Series B Stockholders"), the persons or entities who purchase Series C Preferred Stock (as hereinafter defined) and become signatories to this Agreement on or before the First Closing (as hereinafter defined) to be set forth on SCHEDULE II hereto and who purchase Series C Preferred Stock and become signatories hereto on or before Subsequent Closings (as hereinafter defined) to be set forth on SCHEDULE III hereto (together with any other person acquiring Series C Preferred Stock hereunder, the "SERIES C STOCKHOLDERS"), BT Alex. Brown, those Management Stockholders (as defined herein) identified on SCHEDULE IV hereto, those Strategic Partners (as defined herein) receiving Strategic Partner Securities (as defined herein) set forth on SCHEDULE V hereto, and those persons receiving shares under the Employee Stock Purchase Plan (as defined herein) to be set forth on SCHEDULE VI hereto. The Initial Stockholders, the Series B Stockholders, the Series C Stockholders,, the Management Stockholders, and BT Alex. Brown are referred to hereinafter as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS." The Series A Stockholders, the Series B Stockholders and the Series C Stockholders are sometimes referred to hereinafter as a "PREFERRED STOCKHOLDER" and collectively as the "PREFERRED STOCKHOLDERS."


                                    RECITALS

                  WHEREAS, the parties hereto other than the Series C Stockholders are parties to a Stockholders' Agreement, dated as of November 24, 1997 (the "Original Stockholders Agreement");

                  WHEREAS, certain of the Series C Stockholders and the Company are parties to a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of the date hereof, whereby the Series C Stockholders' obligation to purchase the Series C Preferred Stock is conditioned upon the amendment and restatement of the Original Stockholders Agreement to include Series C Stockholders as provided herein;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and, intending to be legally bound, the parties hereto agree as follows:






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           ARTICLE I CERTAIN DEFINITIONS; TERMINATION OF AGREEMENTS;
                            RESTRICTIONS ON TRANSFER


                  SECTION 1.1 CERTAIN DEFINITIONS. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the respective meanings set forth below:

                  (a) "ALEX. BROWN" shall mean BT Alex. Brown.

                  (b) "ALEX. BROWN WARRANTS" shall mean the five year noncancelable warrants to purchase up to 72,849 shares of the Series B Preferred Stock issued to Alex. Brown by the Company.

                  (c) "BYLAWS" shall mean the bylaws of the Company, as amended from time to time.

                  (d) "CERTIFICATE OF INCORPORATION" shall mean the Company's Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 12, 1998, as amended on September 2, 1998 and as further amended from time to time.

                  (e) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (f) "COMMON STOCK" refers to the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share.

                  (g) "CO-SALE SECURITIES" shall mean (i) shares of Common Stock issued pursuant to the conversion of the Preferred Shares including the conversion of the Series B Warrant Shares and the Strategic Partner Shares, and
(ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above.

                  (h) "EMPLOYEE STOCK PURCHASE PLAN" shall have the meaning set forth in SECTION 4.2.

                  (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (j) "FIRST CLOSING" shall mean the first closing of the sale of shares of the Series C Preferred Stock pursuant to the Series C Offering.

                  (k) "HOLDERS" shall mean, collectively, the Agent, any Strategic Partner, and any Preferred Stockholder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
SECTION 7.10.

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                  (l) "INITIAL PUBLIC OFFERING" shall mean the initial firm
commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act.

                  (m) "MANAGEMENT STOCKHOLDER" means any person (other than the Company) that is a party to the Management Stockholders' Agreement.

                  (n) "MANAGEMENT STOCKHOLDERS' AGREEMENT" means the Management Shareholders' Agreement, dated as of December 4, 1996, by and among the Company, the Founding Stockholders and the other Management Stockholders, as amended and in effect on the date hereof.

                  (o) "ORIGINAL CONVERSION STOCK" shall mean that number of Preferred Shares convertible into the total number of shares of Common Stock issuable upon conversion of the Preferred Shares issued as of the final Subsequent Closing.

                  (p) "ORIGINAL SERIES A PURCHASE PRICE" means $4.395 per share of Series A Preferred Stock.

                  (q) "ORIGINAL SERIES B PURCHASE PRICE" means $7.10 per share of Series B Preferred Stock.

                  (r) "ORIGINAL SERIES C PURCHASE PRICE" means the lowest average cash consideration per share of Series C Preferred Stock paid to the Company by any of the purchasers thereof upon original issuance thereof, as adjusted from time to reflect the issuance of any additional shares of Series C Preferred Stock for cash consideration per share less than the prevailing Original Series C Purchase Price.

                  (s) "PREFERRED SHARES" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock..

                  (t) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with ARTICLE VII (other than the underwriting discounts and commissions), including, without limitation: (i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.); (ii) the fees and expenses of complying with securities and blue sky laws; (iii) expense allowances of the underwriters; (iv) printing expenses; (v) fees and disbursements of Company counsel; and (vi) the fees and expenses of the Company's independent public accountants.

                  (u) "REGISTRABLE SECURITIES" shall mean, on any date: (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Shares; (ii) shares of Common Stock issued or issuable pursuant to the conversion of the Series B Warrant Shares and Strategic Partner Shares; (iii) shares of Common Stock owned by the Management Stockholders; and (iv) any Common Stock or other security exchangeable or convertible into Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clauses (i) through (iv) above; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Common Stock (x) which are then already registered, (y) which have been sold to the public either pursuant to a registration under the Securities Act or



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Rule 144 or (z) so long as the Common Stock is listed on the New York Stock
Exchange, the American Stock Exchange or the NASDAQ National Market, which can be sold pursuant to Rule 144 under the Securities Act without restrictions as a result of volume limitations.


                  (v) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (w) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  (x) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  (y) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (z) "SELLING EXPENSES" shall mean all underwriting discounts and commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any holder of Registrable Securities.

                  (aa) "SERIES A CONVERSION STOCK" shall mean the Common Stock issuable upon conversion of the outstanding Series A Preferred Stock.

                  (ab) "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock, par value $.01 per share, of the Company.

                  (ac) "SERIES B CONVERSION STOCK" shall mean the Common Stock issuable upon conversion of the outstanding Series B Preferred Stock.

                  (ad) "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock, par value $.01 per share, of the Company, including the Series B Warrant Shares and Strategic Partner Shares.

                  (ae) "SERIES B WARRANT SHARES" shall mean the shares of Series B Preferred Stock issued or issuable upon exercise of the Alex. Brown Warrants."

                  (af) "SERIES C OFFERING" shall mean the Company's offering of Series C Preferred Stock pursuant to its Private Placement Memorandum dated July 13, 1998, as amended or supplemented from time to time.

                  (ag) "SERIES C CONVERSION STOCK" shall mean the Common Stock issuable upon conversion of the outstanding Series C Preferred Stock.

                  (ah) "SERIES C PREFERRED STOCK" shall mean the Series C Convertible

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         Preferred Stock, par value $.01 per share, of the Company.

                  (ai) "SPECIAL REGISTRATION STATEMENT" means a registration statement on Forms S-8 or S-4 or any successor form or other registration statement relating to an offering to the Company's employees, or to its security holders in connection with a business combination.

                  (aj) "STRATEGIC PARTNER" shall have the meaning set forth in Section 4.2.

                  (ak) "STRATEGIC PARTNER SECURITIES" shall mean the Charter Warrant and the options or warrants to purchase Series B Preferred Stock issued to the Company's Strategic Partners pursuant to Section 4.2.

                  (al) "STRATEGIC PARTNER SHARES" shall mean the shares of Series B Preferred Stock issued or issuable upon exercise of the Strategic Partner Securities.

                  (am) "SUBSEQUENT CLOSINGS" shall mean any one or more closings of the Series C Offering held after the First Closing.

                  SECTION 1.2 TERMINATION. The parties hereto who are parties to the Original Stockholders' Agreement hereby covenant and agree that the Original Stockholders' Agreement is hereby superseded and replaced in their entirety by this Agreement.

                  SECTION 1.3 RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Preferred Shares or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this SECTION 1.3, provided and to the extent such Section is then applicable, and:

                                    (i) there is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                    (ii) such Holder shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel or prior notice for transactions made pursuant to Rule 144.

                                    (iii) notwithstanding the provisions of
paragraphs (i) and (ii) above, at any time after 6 months from the date Holder acquired the Preferred Shares or Registrable Securities proposed to be transferred, no such registration statement or opinion of counsel shall be necessary for a transfer of such securities by a Holder (A) which is (X) a partnership to its partners or retired partners in accordance with partnership interests, (Y) a corporation to its shareholders in accordance with their interest in the corporation, (Z) a limited liability company



                                       5
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to its members or former members in accordance with their interest in the limited liability company, or (B) by gift to a family member of such Holder or trust for the benefit of such individual Holder or any of such Holder's family members, provided the transferee will be subject to the terms of this SECTION
1.3 to the same extent as if such transferee were an original Holder hereunder. Notwithstanding anything to the contrary contained in this SECTION 1.3, a Founding Stockholder may transfer his securities provided he complies with
ARTICLE III.


                  (b) Each certificate representing Preferred Shares and Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement), in addition to any other legends required pursuant this Agreement, be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE COMPANY IS NOT REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (ii) IN A TRANSACTION PERMITTED BY RULE 144 PROMULGATED UNDER THE ACT AND AS TO WHICH THE COMPANY HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF RULE 144, (iii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PROMULGATED UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A PROMULGATED UNDER THE ACT, (iv) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (v) UPON RECEIPT OF A LEGAL OPINION RENDERED BY COUNSEL (WHO MAY BE AN EMPLOYEE OF THE PARTY FOR WHOM OR ON WHOSE BEHALF THE OPINION IS BEING RENDERED) REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THE PRESENTATION OF THIS CERTIFICATE TO THE TRANSFER AGENT MORE THAN TWO YEARS AFTER THE DATE OF ISSUANCE SHALL BE DEEMED A REPRESENTATION BY THE HOLDER THAT THE HOLDER HAS BEEN THE BENEFICIAL OWNER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE FOR AT LEAST TWO YEARS AND IS FREE TO SELL THE SECURITIES UNDER RULE 144(k) AND ANY APPLICABLE STATE SECURITIES LAWS.

         THE VOTING, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.



ARTICLE II ELECTION OF DIRECTORS

                  SECTION 2.1 ELECTION OF DIRECTORS.

                  (a) Each Stockholder and Holder shall use his or its best efforts to cause the Company's Board of Directors (the "BOARD OF DIRECTORS") to consist of seven (7) members, and shall vote all shares of capital stock presently owned or hereafter acquired by him or it at any meeting of the stockholders of the Company called and held for such purpose, and shall sign any consent of stockholders presented for such purpose. In addition, each Stockholder and Holder shall vote all shares of capital stock of the Company presently owned or hereafter acquired by such Stockholder or Holder in the election of directors as follows:

                      (i) to cause and maintain the election to the Board of
                  Directors of two (2) designated representatives of Krisbergh (the "FOUNDING DIRECTORS"), one of whom shall be Krisbergh and the other of whom shall be Wachob or such other person as is designated by Krisbergh; provided, that if at any time Krisbergh beneficially owns less than 20% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Common Stock originally issued to him, then Krisbergh shall no longer have the right to appoint the Founding Directors he would otherwise be entitled to appoint and both such Founding Directors shall thereafter be elected by the holders of the Company's voting capital stock in accordance with law and the Certificate of Incorporation and Bylaws; and

                      (ii) to cause and maintain the election to the Board of
                  Directors of two (2) designated representatives of the Series A Stockholders (the "SERIES A



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                  DIRECTORS") one (1) of whom shall be a representative of
                  Motorola, and the remaining one (1) of whom shall be designated by the Series A Stockholders other than Motorola holding a majority of the outstanding shares of Series A Preferred Stock (excluding for purposes of such vote the "EXCESS CITICORP STOCK" (as defined in Section 2.1(e)) and the Series A Preferred Stock held by Motorola); PROVIDED, that if at any time Motorola holds less than 50% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Series A Preferred Stock originally issued to it, then Motorola shall no longer have the right to designate one (1) Series A Director, and such director shall thereafter be elected by the Series A Stockholders holding a majority of the outstanding shares of Series A Preferred Stock (excluding for purposes of such vote the Excess Citicorp Stock); and FURTHER PROVIDED, that (A) if at any time the Series A Stockholders in the aggregate hold less than 50% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Series A Preferred Stock originally issued to them and Motorola holds less than 50% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Series A Preferred Stock originally issued to it, then the Series A Stockholders shall no longer have the right to appoint one (1) of the Series A Directors, and such director shall thereafter be elected by the holders of the Company's voting capital stock in accordance with law and the Certificate of Incorporation and Bylaws, and (B) if at any time the Series A Stockholders hold in the aggregate less than 25% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Series A Preferred Stock originally issued to them, then the Series A Stockholders shall no longer have the right to appoint the second Series A Director, and such director shall thereafter be elected by the holders of the Company's voting capital stock in accordance with law and the Certificate of Incorporation and Bylaws;

                      (iii) to cause and maintain the election to the Board of
                  Directors of one (1) representative (the "SERIES B DIRECTOR") designated by the Series B Stockholders holding a majority of the outstanding shares of Series B Preferred Stock; PROVIDED, that if at any time the Series B Preferred Stock outstanding represents less than 25% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the Series B Preferred Stock issued and outstanding as of December 31, 1997, then the Series B Stockholders shall no longer have the right to designate the Series B Director, and such director shall thereafter be elected by the holders of the Company's voting capital stock in accordance with law and the Certificate of Incorporation and Bylaws; and

                      (iv) to cause and maintain the election to the Board of
                  Directors of two (2) persons who shall be independent business persons of recognized standing in the telecommunications/media/consumer technology industry designated by Krisbergh (unless and until Krisbergh beneficially owns less than 20%) (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Common Stock originally issued to him, at which time the Company's Chief Executive Officer shall thereafter designate such

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                  persons) with the concurrence (which shall not be unreasonably delayed or withheld) of the holders of a majority of the shares of Series A Conversion Stock and Series B Conversion Stock voting together as a class (the "INDEPENDENT DIRECTORS") (excluding for the purposes of such vote the Excess Citicorp Stock); PROVIDED, that if at any time the total shares of Series A Conversion Stock and Series B Conversion Stock represent less than 50% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Series A Conversion Stock and Series B Conversion Stock outstanding as of the final Subsequent Closing, then the concurrence of such holders shall no longer be required with respect to the designation of the Independent Directors.

                  (b) The Company shall use its best efforts to cause the nomination for election to the Board of Directors of the individuals set forth in SECTION 2.1(a) and, each Stockholder, in addition to the above requirements, shall take all other action necessary from time to time (including, without limitation, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors, the waiving of notice and attendance at meetings) to maintain the membership of the Board of Directors as provided in SECTION 2.1(a). The Series B Director and at least one (1) Series A Director shall also each serve as a member of any nominating, compensation, stock option or audit committee of the Board of Directors.

                  (c) Motorola may, at any time upon prior notice to the Company, appoint an alternate person to attend any meeting of the Board of Directors to act as an observer on its behalf if its designated representative is unavailable.

                  (d) In addition to the above, any Series B Stockholder owning more than 20% of the aggregate number of shares of Series B Preferred Stock, and any Series A Stockholder holding at least 113,765 shares of Series A Preferred Stock (as such number may have been adjusted in accordance with the Certificate of Incorporation)(each, an "OBSERVING INVESTOR") shall be entitled to have one
(1) observer attend each meeting of the Board of Directors (subject to the ability of the Board of Directors to meet in closed session in instances of potential conflicts of interest), and each such observer shall be given notice of each meeting by the Company in accordance with the Company's Bylaws and Certificate of Incorporation and shall be provided with copies of all materials distributed to the Board of Directors in connection with such meeting as if such observer were a member of the Board of Directors.

                  (e) The term "EXCESS CITICORP STOCK" as used herein means that number of shares of Series A Preferred Stock held by Citicorp that constitutes "EXCESS CITICORP VOTING SECURITIES," as such term is defined in that certain letter agreement between the Company and Citicorp dated December 11, 1996. The Company shall, upon the written request of any Stockholder, advise such Stockholder as to the number of Excess Citicorp Voting Securities.

                  SECTION 2.2 VACANCIES AND REMOVAL. Each of the directors designated in Section 2.1(a) shall be elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting of stockholders) and shall serve until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. The persons entitled to name a director pursuant to SECTION 2.1(a) above are referred to in this SECTION
2.1 as the "PRINCIPALS" with respect to that director. If a Principal gives notice at any time to the Company and the other Stockholders and Holders that an individual then serving as a director of

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the Company at the designation of such Principal is no longer its designee, then the Company and the other Stockholders and Holders shall take all action necessary to remove the director so designated. If an individual designated under SECTION 2.1(a) and then serving as a director of the Company dies, resigns or is removed as a director of the Company, then the Company and the Stockholders and Holders shall take all action in accordance with SECTION 2.1 necessary to elect as a director of the Company any individual newly designated by the applicable Principals, if any, with respect to the director who died, resigned or was removed.


ARTICLE III FOUNDING STOCKHOLDERS; STOCK RESTRICTION PROVISIONS; CO-SALE RIGHTS

                  SECTION 3.1 RESTRICTIONS ON TRANSFER OF SHARES.

                  (a) Each of the Founding Stockholders agrees that he shall not sell, assign, transfer, give, donate, pledge or otherwise encumber or dispose of any shares of Common Stock (a "TRANSFER") now held or hereafter acquired by him, except by operation of law or as permitted by this Agreement or the Management Stockholders' Agreement. If any shares of Common Stock are transferred by operation of law (E.G., in the event of the bankruptcy or death or incapacity of a Founding Stockholder or of attachment or garnishment of any shares held by a Founding Stockholder), the transferee shall receive such shares subject to the provisions of this Agreement and shall be bound by this Agreement to the same extent as if such transferee were a Founding Stockholder.

                  (b) Any purported Transfer of shares of Common Stock by a Founding Stockholder not in accordance with the provisions of this Agreement shall be void and ineffectual and shall not operate to Transfer any interest or title to the purported transferee.

                  (c) The Company shall not cause or permit any Transfer of any of the shares of Common Stock of a Founding Stockholder to be registered on the Company's books if such Transfer is prohibited by the terms of this Agreement. The Company shall be protected in relying on the record of stockholders maintained by it or on its behalf for all purposes, notwithstanding any notice of any purported Transfer to the contrary. The Company shall require any transferee of a Founding Stockholder to become a party to this Agreement by an instrument satisfactory to it in form and substance as a condition to any Transfer to the extent required by SECTION 3.2(d).

                  SECTION 3.2 RIGHT TO PARTICIPATE IN SALES.

                  (a) CO-SALE RIGHT. If, at any time prior to the consummation of the Initial Public Offering, either of the Founding Stockholders (as applicable, the "TRANSFERRING STOCKHOLDER") desires to sell for cash or any other form of consideration (including a promissory note or other deferred consideration) to any person or entity other than those persons or entities described in SECTION 3.2(d) (a "PROPOSED TRANSFEREE") in excess of an aggregate of 5% (as such number may have been adjusted in accordance with the Certificate of Incorporation) of the shares of Common Stock originally issued to him, the Transferring Stockholder shall so notify the Holders, specifying the proposed purchaser, proposed closing date, price and other terms of such sale, and shall make effective arrangements (which shall be a condition to any sale by such

Transferring Stockholder) so that the Holders shall have the right to sell to the Proposed Transferee, at the same price per share and other terms and conditions as involved in such sale by the Transferring Stockholder, such number of shares of Co-Sale Securities then owned by each Holder equal to the number of shares being sold by the Transferring Stockholder multiplied by the percentage of the then total outstanding shares of the Common Stock then held by each Holder, calculated on a fully diluted basis to give effect to the conversion of all outstanding convertible securities (including the Preferred Shares) and the exercise of all outstanding options and warrants (a "FULLY DILUTED BASIS").

                  (b) NOTICE OF INTENT TO PARTICIPATE. If any Holder wishes to participate in any sale under this SECTION 3.2, it shall notify the Transferring Stockholder thereof as soon as practicable after such Holder's receipt of the notice of the Transferring Stockholder's proposed sale of his shares of Common Stock, and in any event not later than thirty (30) days after the date of receipt by such Holder of the notice described in SECTION 3.2(a).

                  (c) SALE TO PROPOSED TRANSFEREE. The Transferring Stockholder and each Holder exercising its co-sale rights pursuant to SECTION 3.2(a) shall sell to the Transferee all of the shares proposed to be sold by him or them at the price and upon the other terms and conditions specified in the notice described in SECTION 3.2(a). The closing of such sales shall occur at the offices of the Company on such date as may be agreed by the Transferring Stockholder, the Proposed Transferee and the transferring Holders, but in no event later than the 60th day following the date of receipt by the Holders of the notice described in SECTION 3.2(a) (or if such 60th day is not a business day, then on the next succeeding business day). Notwithstanding anything in this
SECTION 3.2 to the contrary, there shall be no liability on the part of any Transferring Stockholder to any Holder if any sale of Co-Sale Securities pursuant to this SECTION 3.2 is not consummated for whatever reason. It is understood that each Transferring Stockholder, in his sole discretion, shall determine whether to effect a sale of shares of Common Stock pursuant to this
SECTION 3.2.

                  (d) TRANSFERS NOT SUBJECT TO CO-SALE RIGHT. This SECTION 3.2 shall not be applicable to any Transfers made by a Transferring Stockholder: (i) to a Holder; (ii) of up to an aggregate of 10% of the shares of Common Stock originally issued to him to any Management Stockholder; (iii) of up to an aggregate of 5% of the shares of Common Stock originally issued to him in one or more transactions; or (iv) to such Transferring Stockholder's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, nephews or nieces (collectively, "FAMILY MEMBERS"), to a trust for the benefit of any Family Member, to a family limited partnership (the partners of which shall consist entirely of the Transferring Stockholder, any Family Members or trusts for the benefit of Family Members), or to a corporation wholly owned by any Family Members; PROVIDED, in the case of clauses (ii) and (iv), that any such transferee agrees to be bound by the provisions of ARTICLE II, ARTICLE III and SECTION 5.2 to the same extent as the Founding Stockholders, and in the case of clause (iii) that any transferee of such shares agrees to be bound by the provisions of ARTICLE II and SECTION 5.2 to the same extent as the Founding Stockholders. Upon the sale of any shares of Common Stock to a Proposed Transferee pursuant to SECTION 3.2(c), such shares shall no longer be subject to this SECTION 3.2.

                  SECTION 3.3 LEGEND. Each certificate representing shares of Common Stock beneficially owned by a Founding Stockholder shall bear a legend in substantially the following form, until such time as the shares of Common Stock represented thereby are no longer subject to the provisions hereof:

                  "The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Amended and Restated Stockholders' Agreement dated as of September 2, 1998 as amended from time to time, among the Company and certain holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."


ARTICLE IV RIGHT OF FIRST REFUSAL

                  SECTION 4.1 RIGHT OF FIRST REFUSAL.

                  (a) COMPANY SALES. If at any time after the date hereof and prior to the consummation of the Initial Public Offering, the Company proposes to issue any equity security, other than in a transaction described in SECTION 4.2, the Company shall first offer in writing to sell to each Holder, his or its PRO RATA share of the proposed issue of such equity security, at the same price and on the same terms at which the Company proposes to sell such issue to others. For purposes hereof, each Holder's PRO RATA share of an issue of equity securities shall be that percentage of such issue that is equal to that percentage of such Holder's ownership of Common Stock computed on a fully diluted basis. The term "EQUITY SECURITY," when used in this ARTICLE IV, shall mean any stock of the Company, or any security convertible, with or without consideration, into stock, or any security carrying any warrant, option, or right to subscribe to, or to purchase any stock, or any such warrant, option, or right.

                  (b) NOTICE OF OFFERING. The Company's offer described in
SECTION 4.1(a) shall describe the equity security proposed to be issued by the Company, specifying the quantity, the price and payment terms. Each Holder shall have thirty (30) days from receipt of such offer to accept the offer in writing, which acceptance may be as to all or any part of such Holder's PRO RATA share of such issue. The sale of the portion of the equity securities subscribed for by any Holder pursuant to this SECTION 4.1(b) shall be held on a date acceptable to the Company and each subscribing Holder, but in no case more than ninety (90) days after the date of the Company's offer to the Holders.

                  (c) SALE TO THIRD PARTIES. In the event the Holders do not subscribe for all of the issue of the equity securities offered to them pursuant to this ARTICLE IV, the Company may sell the portion of the securities not subscribed for, together with the portion of such issue of securities not subject to rights of first refusal under this ARTICLE IV, at a price no less favorable to the Company than that specified in such offer and on payment terms no less favorable to the Company than those specified in such offer. However, if such sale is not consummated within one hundred and twenty (120) days after the date the offer pursuant to SECTION 4.1(a) was made, the Company shall not sell such securities without again complying with SECTION 4.1(a).

                  SECTION 4.2 ISSUANCES NOT SUBJECT TO PREEMPTIVE RIGHT. The rights of first refusal granted in SECTION 4.1 shall not apply to the issuance of the Series C Preferred Stock pursuant to the Stock Purchase Agreement, or any shares of Common Stock upon the conversion of any Preferred Stock, or to any of the following issuances of equity securities by the Company:

                  (a) upon the exercise of any right which was not itself issued in violation of the terms of this ARTICLE IV, including the warrants issued to Alex. Brown or to Charter Communications, Inc.;

                  (b) upon the issuance of shares of Common Stock as dividends;

                  (c) upon the grant or issuance to directors, officers or employees of, or consultants or advisors to, the Company, of up to 1,400,000 shares of Common Stock (as such number may be adjusted by the Board of Directors and approved by the holders of a majority of the Series A Conversion Stock and Series B Conversion Stock, voting together as a class (such aggregate number of option shares, as the same may be adjusted, is hereinafter referred to as the "Maximum Option Shares") pursuant to the grant of options under any stock option plan, stock grant plan or stock purchase plan approved by the Board of Directors;

                  (d) upon the issuance of shares of Common Stock in connection with the establishment of an entity with which the Company has a partnership, joint venture or other business relationship;

                  (e) upon the issuance of shares of Common Stock pursuant to the acquisition of another entity whereby the Company will own or control more than 50% of the voting power of such entity; or

                  (f) in connection with, or after consummation of, the Initial Public Offering.


ARTICLE V DEFAULT

                  SECTION 5.1 PREFERRED STOCK DEFAULT. A "PREFERRED STOCK DEFAULT" shall be deemed to have occurred hereunder upon notice to the Company by Holders of a majority of the aggregate shares of Series A Conversion Stock, Series B Conversion Stock, and Series C Conversion Stock voting together as a class, of any of the following events, which event shall have continued unremedied for a period of sixty (60) days following the Company's receipt of such notice:

                  (a) the failure of the Company to redeem the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in accordance with the provisions set forth in the Company's Certificate of Designation for each such series (including a failure to redeem attributable to the Company having insufficient funds legally available therefor);

                  (b) the adjudication of the Company as bankrupt or insolvent under federal bankruptcy or state insolvency laws; or

                  (c) the reasonable judgment of an independent third party, upon the concurrence of Holders holding a majority of the aggregate shares of Series A Conversion Stock, Series B Conversion Stock and Series C conversion Stock, that the Company shall be adjudged to be bankrupt or insolvent under federal bankruptcy or state insolvency laws within sixty (60) days.

                  Notwithstanding the above, the Holders of a majority of the aggregate shares of Series A Conversion Stock and Series B Conversion Stock shall have the right at any time to waive any Preferred Stock Default upon notice to the Company.


                  SECTION 5.2 RIGHTS UPON DEFAULT. Upon the occurrence of a Preferred Stock Default, and after thirty (30) days' prior notice delivered to the Company by the Holders of a majority of the aggregate shares of Series A Conversion Stock, Series B Conversion Stock and Series C Conversion Stock, the Stockholders and Holders shall vote their respective shares at the direction of the Holders of a majority of the aggregate shares of Series A Conversion Stock, Series B Conversion Stock and Series C Conversion Stock at any meeting of the Company's stockholders called for the purpose of: (i) determining whether and on what terms a sale of the Company may occur, and (ii) determining whether and on what terms to replace the existing directors of the Company (including the election as directors of any nominees designated by such Holders), and shall sign any consent of stockholders presented by them thereafter for such purposes. For purposes of this Agreement, a "SALE" shall include a merger, sale of assets and sale of stock. Upon the occurrence of a Preferred Stock Default, SECTIONS 2.1(a)(i) and (iv) shall be void and of no further force or effect.


ARTICLE VI COVENANTS OF THE COMPANY


                  SECTION 6.1 RULE 144. The Company covenants that: (a) at all times after the Company first becomes subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall use its best efforts to comply with the then current public information requirements of Rule 144(c)(1); (b) if prior to becoming subject to such reporting requirements an over-the-counter market develops for the capital stock of the Company, the Company shall use its best efforts to make publicly available the information required by Rule 144(c)(2); and (c) at all such times as Rule 144 is available for use by the holders of any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series A Conversion Stock and Series B Conversion Stock and Series C Conversion Stock, the Company shall furnish each such holder upon request with all information within the possession of the Company required for the preparation and filing of Form 144.


                  SECTION 6.2 FINANCIAL STATEMENTS. The Company shall furnish to the Holders, (a) within ninety (90) days of the end of each fiscal year of the Company an audited balance sheet, and related audited statements of income and cash flow of the Company as at the end of and for such fiscal year prepared in accordance with GAAP, together with a management's discussion and analysis, and
(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a balance sheet and statement of income and cash flow of the Company as at the end of and for such quarter, together with a management's discussion and analysis. All statements described in this SECTION 6.2 (other than in CLAUSE (a) above) shall be unaudited, but prepared in accordance with GAAP, subject only to normal year-end audit adjustments.

                  SECTION 6.3 RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any Founding Stockholder shall become a party to any agreement which by its terms restricts its or their performance of this Agreement.

                  SECTION 6.4 KEY-MAN LIFE INSURANCE. The Company shall maintain in effect, for as long as 50% of the aggregate shares of Original Conversion Stock remain outstanding, key-man life insurance on the life of Krisbergh in the amount of $3 million and on the life of Wachob in the amount of $1 million. Such policies shall name the Company as the beneficiary. The Company shall at all times retain all the incidents of ownership of such insurance and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance. Any proceeds received by the Company under such key-man life insurance policies shall be applied first to the redemption of the Preferred Shares in accordance with their respective Certificates of Designation. Any proceeds which remain after the Company has complied with its redemption obligation under the applicable Certificate of Designation shall be retained by the Company and used for whatever purpose the Company determines.

                  SECTION 6.5 RESERVATION OF SHARES. From and after the Closing, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued capital stock, a sufficient number of shares of Common Stock for issuance upon the conversion of the Preferred Shares.

                  SECTION 6.6 NEGATIVE COVENANTS.

                  (a) The Company covenants that, for so long as 50% or more of the shares of Original Conversion Stock remain outstanding, the Company shall not, without the consent of Holders of at least a majority of the aggregate shares of Series A Conversion Stock, Series B Conversion Stock and Series C Conversion Stock voting together as a class:


                      (i) sell, convey or otherwise dispose of or encumber its property or business, except for (A) sales or dispositions in the ordinary course of business and (B) encumbrances securing borrowings of less than $2,000,000, PROVIDED, HOWEVER, that this restriction shall not apply to any capital lease transaction or purchase money security interest incurred in connection with the acquisition of a capital asset;

                      (ii) borrow in excess of $2,000,000, PROVIDED, HOWEVER, that this restriction shall not apply to any capital lease transaction or purchase money security interest incurred in connection with the acquisition of a capital asset;

                      (iii) materially change the Company's existing business model or focus;

                      (iv)    create any subsidiary;

                      (v) approve the Company's annual operating budget prior to December 11, 1998;

                      (vi) transact business with any affiliate of the Company on terms less favorable than those the Company could obtain from an unrelated third party; or

                      (vii)   amend or modify the Bylaws.


                  (b) The Company covenants that, for so long as 50% or more of the shares of Original Conversion Stock remain outstanding, the Company shall not, without the consent of the Holders of at least a majority of the outstanding shares of each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock voting as a separate series:

                      (i) merge into or consolidate with another corporation, or effect any transaction or series of related transactions pursuant to which 50% or more of the voting power of the Company is transferred to one or more unaffiliated third parties;

                      (ii) enter into any agreement that would restrict the Company's ability to perform its obligations under this Agreement); or

                      (iii)   issue additional shares of Common Stock other than
                              (A) up to the Maximum Option Shares, (B) pursuant to a transaction or series of related transactions involving the issuance of up to 20% of the shares of Common Stock outstanding as of the First Closing (including, for purposes of such calculation, the Maximum Option Shares) or (C) pursuant to the conversion of the Preferred Shares (including, without limitation, those Preferred Shares issued pursuant to the Employee Stock Purchase Plan or upon exercise of the Alex. Brown Warrants and the Strategic Partner Securities); PROVIDED, HOWEVER, that this restriction shall not apply to any issuance in connection with an Initial Public Offering.

ARTICLE VII REGISTRATION RIGHTS


                  SECTION 7.1 PIGGYBACK REGISTRATION.

                  (a) If the Company at any time proposes to register any of its securities under the Securities Act, other than pursuant to a Special Registration Statement or, with respect to holders of Series C Preferred Stock or Series C Conversion Stock only, in connection with an Initial Public Offering, it shall each such time promptly give notice to the holders of the Registrable Securities of its intention to do so, and, upon the written request, given within thirty (30) days after receipt of any such notice, of any such holder to register any of its Registrable Securities, the Company shall (subject to SECTION 7.1(b)) use its best efforts to cause all Registrable Securities with respect to which holders shall have so requested registration to be registered under the Securities Act, promptly upon receipt of the written request of such holders for such registration, all to the extent required to permit the sale or other disposition by the holders of the Registrable Securities so registered in the manner contemplated by such registration statement.

                  (b) If any registration pursuant to this SECTION 7.1 is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration by the Holders and the Management Stockholders exceeds the number which can be sold in such offering without adversely affecting the offering of securities by the Company for its own account, the Company shall include in such registration Registrable Securities in the following order of priority (assuming any such securities are included), unless the Holders holding a majority of the Series A Conversion Stock, Series B Conversion Stock and Series C Conversion Stock voting together as a class otherwise agree: (i) first, the Registrable Securities requested to be included therein by each Holder, PRO RATA among such Holders on the basis of the number of Registrable Securities held by each such Holder, up to the number of Registrable Securities that will result in aggregate net proceeds to such Holder equal to (A) the Original Series A Purchase Price for any Holder who is a Series A Stockholder, (B) the Original Series B Purchase Price for any Holder who is a Series B Stockholder and (C) the Original Series C Purchase Price for any Holder who is a Series C Stockholder; (ii) second, the Registrable Securities requested to be included therein by each Management Stockholder, PRO RATA among such Management Stockholders on the basis of the number of Registrable Securities held by each such Management Stockholder, up to such number of Registrable Securities that will result in aggregate net proceeds to such Management Stockholder from all offerings equal to his proportionate share of the $2,000,000 valuation for all Management Stockholders' securities; PROVIDED, that in no event shall the number of Registrable Securities included in the offering by the Holders and Management Stockholders exceed the number of securities, if any, that the underwriters determine would not adversely affect the orderly sale and distribution of the securities being sold by the Company for its own account. Any Registrable Securities that are available for registration after the allocations under clauses (i) and (ii) of this SECTION 7.1(b) shall be allocated among the Holders and Management Stockholders requesting registration on a PRO RATA basis. If the Holders elect not to register the maximum number of Registrable Securities allocated to them under clause (i) of this SECTION 7.1(b), then excess Registrable Securities not registered by them shall be allocated to the Management Stockholders on a PRO RATA basis. Similarly, if the Management Stockholders elect not to register the maximum number of Registrable Securities allocated to them under clause (ii) of this SECTION 7.1(b), then the excess Registrable Securities not registered by them shall be allocated to the Holders on a PRO RATA basis.

                  (c) Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this SECTION 7.1 without thereby incurring any liability to the holders of the Registrable Securities.

                  SECTION 7.2 DEMAND REGISTRATION.

                  (a) At any time after the earlier of (i) one year after the consummation of the Initial Public Offering, or (ii) December 11, 1999, Holders of at least 30% of the Registrable Securities then held by Holders may at any time request in writing that the Company cause a registration statement to be filed under the Securities Act (other than on Form S-3 as provided under SECTION 7.3) with respect to at least 20% of the Registrable Securities held by Holders. The Company shall promptly give notice of such request to the other Holders of Registrable Securities and afford them the opportunity to include in the requested registration statement such of their Registrable Securities as they shall specify in a notice given to the Company within thirty

(30) days after their receipt of the Company's notice of the request for the filing of a registration statement. Following receipt of such notices, the Company shall promptly use its best efforts to cause all Registrable Securities with respect to which Holders shall have so requested registration to be registered under the Securities Act, all to the extent required to permit the sale or other disposition by the Holders of the Registrable Securities so registered in the manner specified by such holders in their notices and pursuant to this SECTION 7.2.

                  (b) The Company shall not be required to file and cause to become effective more than two (2) registration statements at the demand of the Holders made under this SECTION 7.2.

                  (c) If within fifteen (15) days of the exercise of a demand registration right granted under this SECTION 7.2, the Company or any Management Stockholder notifies the Holders making such demand that the Company or such Management Stockholder wishes to register Registrable Securities of the same class for their respective accounts on the registration statement being filed pursuant to the demand, then the Company and such Management Stockholder may include its Registrable Securities in such registration; PROVIDED, HOWEVER, that if the managing underwriter determines and advises in writing that the inclusion of any or all of such Registrable Securities for the Company's or such Management Stockholder's account in the registration statement covered by the requests for registration made under this SECTION 7.2 would adversely affect the offering of the Registrable Securities to be sold in such registration by the Holders, then the requisite number of Registrable Securities for the Company's and/or such Management Stockholder's account shall be excluded from registration hereunder.

                  (d) If the Holders making such demand propose to sell their Registrable Securities in a firm commitment underwriting and the managing underwriter advises such Holders that not all of their Registrable Securities can be included in such offering, then the requisite number of Registrable Securities shall be excluded from registration on a basis PRO RATA (as provided in Section 7.1(b)) among the Holders of the Registrable Securities requesting such registration.

                  (e) Provided the Company has honored its obligations under
SECTION 7.1, no demand registration right granted in this SECTION 7.2 may be exercised during any period of time beginning on the date the Company files a registration statement with the Commission registering any of its securities for sale to the public and ending on the earlier to occur of (i) 120 days after the date on which the registration statement is declared effective by the Commission or otherwise becomes effective, and (ii) the 180th day after the date of such filing.

                  SECTION 7.3 FORM S-3 REGISTRATIONS. In addition to the rights provided the Holders in SECTIONS 7.1 and 7.2, if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more Holders owning Registrable Securities constituting at least 1% of the Company's outstanding capital stock, the Company will so notify each Holder, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as the Holder or Holders shall specify pursuant to this SECTION 7.2, PROVIDED, that the Company shall have no obligation to file a registration statement under this SECTION 7.2 if: (i) the gross proceeds from the offering will be or are reasonably expected to be less than $1,000,000;

(ii) the Company has already effected a registration for the Holders pursuant to this SECTION 7.3 during the prior twelve (12) months; (iii) the Registrable Securities with respect to which registration is requested may be sold by the Holders thereof within one three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 and such Registrable Securities are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market; or (iv) the Company has already effected a total of two (2) registrations for the Holders pursuant to this
SECTION 7.3.

                  SECTION 7.4 REGISTRATION PROCEDURES. If and whenever the Company is under an obligation pursuant to the provisions of ARTICLE VII of this Agreement to use its best efforts to effect the registration of any Registrable Securities the Company shall, as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least 120 days and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement for such period;

                  (c) furnish to each selling holder such numbers of copies of each prospectus (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter, if any, or if there is no managing underwriter, the holders of a majority of the Registrable Securities, shall request (PROVIDED, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities;

                  (e) notify each seller of the Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in CLAUSE (b) of this SECTION 7.4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (f) furnish on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective: (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and at the request of any holder or holders of Registrable Securities requesting registration pursuant to this ARTICLE VII, to the holder or holders making such request, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (2) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein);
(3) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (4) the description in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and all contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; (5) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed as required; and (6) such other legal matters with respect to such registration as the underwriters, if any, and any such holder or holders requesting such opinion may reasonably request; and
(ii) in the case of an underwritten offering a comfort letter, dated such date, from the independent certified public accountants of the Company, addressed to the underwriters and the Board of Directors in the customary form.

                  SECTION 7.5 DELAY IN REGISTRATION. Notwithstanding anything contained in this Agreement to the contrary, the Company reserves the right to delay any such registration pursuant to this ARTICLE VII, or to withhold efforts to cause such registration statement to become effective in each case for a period of not more than 120 days, if the Company determines in good faith that such registration might (a) interfere with or affect the negotiation or completion of any material transaction that is being contemplated by the Company, or (b) involve initial or continuing disclosure obligations materially adverse to the best interests of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the holders of the Registrable Securities covered by such registration statement pursuant to
SECTION 7.4(e) that the Company considers it appropriate for the registration statement to be amended, the holders shall suspend any further sales of their registered securities until the Company advises them that the registration statement has been amended.

                  SECTION 7.6 INFORMATION TO BE FURNISHED BY HOLDERS OF REGISTRABLE SECURITIES Each prospective seller of Registrable Securities registered or to be registered under any registration statement shall furnish to the Company such information and execute such documents regarding the Registrable Securities held by such seller and the intended method of disposition thereof as the Company shall reasonably request in connection with the action to be taken by the Company.

                  SECTION 7.7 EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses in connection with each registration pursuant to this
ARTICLE VII. All Selling Expenses in connection with each registration pursuant to ARTICLE VII shall be borne by the seller or sellers therein in proportion to the number of Registrable Securities included by each in such registration, or in such other proportions as they may agree upon.

                  SECTION 7.8 INDEMNIFICATION.

                  (a) The Company shall indemnify and hold harmless each holder of Registrable Securities, its executive officers, directors and controlling persons (within the meaning of the Securities Act) and each person who participates as an underwriter or controlling person of an underwriter (within the meaning of the Securities Act) with respect to a registration statement pursuant to this ARTICLE VII against any loss, claims, damages or liabilities to which any of them may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in a registration statement including Registrable Securities owned by such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any of them for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable hereunder in any such case if any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company for such purpose by such holder or by its representative or by any underwriter on behalf of such holder or if the untrue statement or omission is corrected in a supplement or amendment to the prospectus provided by or on behalf of the Company to such holder in a timely fashion which is not used by such holder.

                  (b) Each holder of Registrable Securities joining in any registration statement of the Company pursuant to this ARTICLE VII of this Agreement shall, severally, but not jointly, indemnify and hold harmless the Company, its executive officers, directors, and controlling persons (within the meaning of the Securities Act) and each person who participates as an underwriter or controlling person of an underwriter (within the meaning of the Securities Act) with respect to a registration statement pursuant to this
ARTICLE VII against any losses, claims, damages, or liabilities to which any of them may become subject under the Securities Act or otherwise, but only to the extent that as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with written information furnished to the Company by such holder or by its representative or by any underwriter on behalf of such holder for such purpose, and shall reimburse any of them for any legal or other expenses reasonably incurred by them in connection with investigating or defending, any such loss, claim, damage, liability or action; PROVIDED, that such holder's liability hereunder shall not exceed the net proceeds realized by such holder from the Registrable Securities sold by it in the offering made pursuant to the registration statement.

                  (c) Promptly after receipt by an indemnified party under this
SECTION 7.8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof and the indemnifying party shall have the right to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall, to the extent prejudicial, relieve such indemnifying party of any liability to the indemnified party under this SECTION 7.8, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party other than under this SECTION 7.8.

                  (d) If the indemnification provided for in this SECTION 7.8 is unavailable to or insufficient to hold harmless an indemnified party under
SECTION 7.8(a) or (b) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the holders of Registrable Securities on the other, but also the relative fault of the Company on the one hand and the holders of Registrable Securities on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company on the one hand or the holders of Registrable Securities on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to
SECTION 7.8(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in SECTION 7.8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in SECTION 7.8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of SECTION 7.8(d): (i) no person or entity guilty of fraudulent misrepresentation (within the meaning of SECTION 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation, and (ii) no holder of Registrable Securities shall be required to contribute any amount in excess of the proceeds received by such holder in the offering.

                  SECTION 7.9 UNDERWRITING AGREEMENT. If Registrable Securities are sold pursuant to a registration statement in an underwritten offering pursuant to this ARTICLE VII, the Company and the holders of Registrable Securities if participating therein agree to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of, or, as the case may be, the seller of the securities being registered and customary covenants and agreements to be performed by such issuer or seller including, without limiting the generality of the foregoing, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                  SECTION 7.10 TRANSFER OF REGISTRATION RIGHTS. The registration rights conferred hereunder shall inure to the benefit of the holders of Registrable Securities to whom Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock was issued to and any person or entity who acquires at least 20% of any such holder's Registrable Securities; PROVIDED, such holder gives the Company at least fifteen (15) days' prior notice of such transfer.

                  SECTION 7.11 MARKET-STAND-OFF AGREEMENT.

                  (a) If requested by the Company and an underwriter of Common Stock (or other securities of the Company), a holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Common Stock (or other securities of the Company) held by such holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, PROVIDED, that:

                      (i) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

                      (ii) those officers, directors and employees of the Company that the underwriter has reasonably requested be bound by a similar agreement have done so.

                  (b) The obligations described in this SECTION 7.11 shall not apply to any Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities of the Company) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.



ARTICLE VIII MISCELLANEOUS

                  SECTION 8.1 DURATION OF AGREEMENT. Except for the provisions of ARTICLE VII, the rights and obligations of the parties under this Agreement shall terminate, on the earlier to occur of the following: (a) immediately prior to the consummation of the Initial Public Offering; (b) immediately prior to the consummation of the sale of all, or substantially all, of the Company's assets or all of the Common Stock either through a direct sale, merger, reorganization, consolidation or other form of business combination in which control of the Company is transferred in a transaction approved by the requisite percentage of Series A Stockholders, Series B Stockholders and Series C Stockholders pursuant to ARTICLE VI.

                  SECTION 8.2 SEVERABILITY; GOVERNING LAW. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Eastern District of Pennsylvania or in any state court in Delaware County, Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania.

                  SECTION 8.3 INJUNCTIVE RELIEF . It is acknowledged that it will be impossible to measure the damages that would be suffered by the parties if any party fails to comply with the provisions of this Agreement, and that in the event of any such failure there will not be an adequate remedy at law. The parties shall, therefore, be entitled to obtain specific performance of the non-complying party's obligations hereunder and to obtain immediate injunctive relief. The non-complying party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that there is an adequate remedy at law.

                  SECTION 8.4 BINDING EFFECT. This Agreement shall be binding upon and, except as provided herein, shall inure to the benefit of the parties hereto and their respective successors, personal representatives, heirs and permitted assigns.

                  SECTION 8.5 MODIFICATION OR AMENDMENT. Neither this Agreement nor any provision hereof can be modified, amended, waived, changed, discharged or terminated except by an instrument in writing, signed by the Founding Stockholders, Series A Stockholders holding more than 50% of the outstanding shares of Series A Preferred Stock, Holders holding more than 50% of the Series B Conversion Stock, and Holders holding more than 50% of the Series C Common Stock and any such amendment, waiver, discharge or termination shall be binding on all Stockholders and Holders, but in no event shall the obligation of any Stockholder or Holder hereunder be materially increased, except upon written consent of such Stockholder or Holder.

                  SECTION 8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 8.7 NOTICES. Notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Stockholder or Holder or their transferees, as indicated on the list of Stockholders and Holders attached hereto as SCHEDULES I, II, III, IV AND V, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at its principal place of business, or at such other address or facsimile number as the Company shall have furnished to each Stockholder or Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery. Notwithstanding anything to the contrary contained herein, to the extent the Holders of Series B Preferred Stock or Series C Preferred Stock have designated a representative to act on their behalf, then notice by the Company to such designated representatives shall be deemed sufficient notice to each holder of Series B Preferred Stock or Series C Preferred Stock, respectively, and such representatives shall undertake to provide such notice to all Holders of Series B Preferred Stock.

                  SECTION 8.8 MERGER PROVISION. This Agreement along with all exhibits and schedules hereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings, whether oral or written, of any of the parties hereto concerning the subject matter hereof (other than the Management Stockholders' Agreement).

                  SECTION 8.9 FURTHER ASSURANCES. From and after the date of this Agreement, the parties hereto upon the request of any other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  SECTION 8.10 AUTHORIZATION. Each Founding Stockholder represents and warrants that (i) this Agreement has been duly executed and delivered by him, (ii) he is not a party to any similar agreement which could interfere with his rights and obligations hereunder, and (iii) his entering into or compliance with this Agreement will not breach the provisions of any contract or agreement to which he is a party.

                  SECTION 8.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Stockholder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

                  SECTION 8.12 RIGHTS; SEPARABILITY. Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders.

                  SECTION 8.13 INFORMATION CONFIDENTIAL. Each Stockholder and Holder acknowledges that the information received by it pursuant hereto may be confidential and for its use only, and it shall not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person or entity (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Stockholder and Holder is required to disclose such information by a governmental body.

                  SECTION 8.14 TITLES AND SUBTITLES. The titles of the Articles and Sections of this Agreement are for convenience by reference only and are not to be considered in construing or interpreting this Agreement.

                  SECTION 8.15 ADDITIONAL PARTIES. The Board of Directors of the Company may, without the consent of the Preferred Stockholders or any other party hereto, join any person who holds or becomes a holder of the Company's capital stock as an additional party hereto. Any such joinder shall be reflected on an appropriate Schedule hereto.


                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the undersigned has executed this First Amended and Restated Stockholders' Agreement effective as of the day and year first above written.


                                          WORLDGATE COMMUNICATIONS, INC.


                                          By /s/ Randall Gort
                                             -----------------------------------

                SIGNATURE PAGE TO WORLDGATE COMMUNICATIONS, INC.
               FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                                      /s/ Stockholders Named in Schedules hereto
                                      ------------------------------------------
                                      Subscriber's Name


                                      By:
                                         ---------------------------------------
                                              Name:
                                              Title: